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                                                                  Exhibit 23(a)

             Consent of Independent Certified Public Accountants

We have issued our report dated October 24, 1997 accompanying the consolidated financial statements and schedule included in the Annual Report of Allied Digital Technologies Corp. on Form 10-K for the year ended July 31, 1997. We hereby consent to the incorporation by reference of said report in the Registration Statements of Allied Digital Technologies Corp. on Form S-4 File No. 33-86530 and on Form S-8 File No. 33-88550.

GRANT THORNTON LLP


Melville, New York
October 24, 1997